Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.2 to the Draft Registration Statement on Form F-1 under the Securities Act of 1933, of our report dated 18 June 2025, with respect to the combined financial statements of Gigabit Inc. for the financial years then ended 31 December 2023 and 31 December 2024, and to the reference to our firm under the heading “Experts” in such Registration Statements.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Chartered Accountants

Kuala Lumpur, Malaysia

19 September 2025